CONSENT OF INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

Cyclodextrin Technologies Development, Inc.


We hereby consent to the incorporation by reference on the Registration Statement on Form S-8 of our report dated February 5,1996, included in the Form 10KSB of Cyclodextrin Technologies Development, Inc. for the year ended December 31, 1995.



							James Moore & Co., P.L.

Gainesville, Florida
August 26, 1996